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                                                                   EXHIBIT 10.39

                                AMENDMENT NO. 1
                                      TO
              JAYHAWK ACCEPTANCE CORPORATION AMENDED AND RESTATED
                  1994 STOCK OPTION AND RESTRICTED STOCK PLAN


     The Jayhawk Acceptance Corporation Amended and Restated 1994 Stock Option and Restricted Stock Plan (the "Plan") is hereby amended as follows:

     1. By replacing "one million (1,000,000) shares" in Section 5(a) with "one million five hundred thousand (1,500,000) Shares".

     2. By adding the following Section 6(k) immediately after Section 6(j) of the Plan:

             (k) LIMITATION ON GRANTS. Notwithstanding any other provision
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         contained in this Plan, no Employee may receive in any one calendar year Options under this Plan to acquire in excess of 150,000 Shares.